As filed with the Securities and Exchange Commission on July 14, 2005.

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------

                     AMERICAN SECURITY RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   90-0179050
                      (IRS Employer Identification Number)

               9601 KATY FREEWAY, SUITE 220, HOUSTON, TEXAS 77024
                    (Address of principal executive offices)

                           JOSEPH E. GRACE , PRESIDENT
                     (Name and address of agent for service)

                                  713-465- 1001
          (Telephone number, including area code of agent for service)

                              INCENTIVE STOCK PLAN
                            (Full title of the Plans)
          -------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered            Registered(1)             share(2)               price(2)          registration fee(3)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Common Stock,                   5,000,000                $0.20                $1,000,000               $117.70
  $.001 par value
                          ----------------------                                                ----------------------
          TOTAL
------------------------- ---------------------- ---------------------- ----------------------- ----------------------

(1) Includes Common Stock underlying Warrants plus such indeterminate number of shares of Common Stock of the Registrant as may be issuable by reason of the anti-dilution provisions of the Plan.
(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the registration fee was computed on the basis of the market value of the shares of Common Stock underlying the Warrants to be registered hereby estimated in accordance with Rule 457(c), solely for the purpose of computing the registration fee, on the basis of the average of the high and low sales prices per share of Common Stock of the Registrant on 10 JUNE 2005.
(3) The offering price is based upon the exercise price of the warrants pursuant to Rule 457(f)(2).

                                     PART I

         The documents containing the information specified in this Part I will be sent or given to participants in the INCENTIVE STOCK PLAN (the "Plan) as specified by Rule 428(b)(1). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. See Rule 428(a)(1).


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed in(a) and(b) below have been filed by the Registrant, AMERICAN SECURITY RESOURCES CORPORATION, a NEVADA corporation(the "Company"), with the Securities and Exchange Commission(the "Commission") and are incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) Form 10-KSB for the year ended DECEMBER 31, 2004 and filed on MARCH 31, 2005. The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

                  (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-KSB for the period ended N/A.

         The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

Item 4:  Description of Securities

         Not Applicable

Item 5:  Interests of Named Experts and Counsel.

         None

Item 6:  Indemnification of Directors and Officers.


         Section 78.7502 of the Nevada Revised Statutes provides:


                  Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.


                  1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.


                  2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.


                  3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Item 7.  Exemption From Registration Claimed.

         Not Applicable

Item 8:  Exhibits

         The following documents are filed as Exhibits to this Registration
Statement:

                  8.1      INCENTIVE STOCK PLAN

Item 9:  Undertakings

         The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                        6
                                   SIGNATURES

         THE REGISTRANT: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in HOUSTON, TEXAS, on the 13TH day of JUNE, 2005.





By:      /S/ Joe Grace
   -----------------------------------------------------------
     Chairman of the Board and President
Principal Executive Officer


By:      /s/ Frank Neukomm
   -----------------------------------------------------------
      Chief Financial Officer, Secretary, Treasurer and Director
Principal Accounting Officer and Principal Financial Officer


         THE PLAN: Pursuant to the requirements of the Securities Act of 1933, the Board of Directors who administer the INCENTIVE STOCK PLAN have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 13th day of June, 2005.



         /s/ Joe Grace                                      /s/ Robert C. Farr
--------------------------------------------                -------------------
President and Director                                      Director


         /s/ Frank Neukomm
-------------------------------------------
CFO, Secretary, and Director

                                   Exhibit 8.1

                              STOCK INCENTIVE PLAN


1. Purpose and Types of Awards. This Stock Incentive Plan (the "Plan") has been established by American Security Resources Corporation, a Nevada corporation (the "Corporation") effective May 6, 2005, to attract and retain employees who contribute to the continued growth, development and financial success of the Corporation. This Plan permits the granting of stock options (including incentive stock options qualifying under United States Internal Revenue Code
Section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance and other awards, or any combination of the foregoing.

2. Definitions. Under this Plan, except where the context otherwise indicates, the following definitions apply:

         (a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

         (b) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

         (c) "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

         (d) "Corporation" shall mean American Security Resources Corporation, a Nevada corporation and each of its Subsidiaries and Parents."

         (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (f) "Fair Market Value" of a share of Stock for any purpose on a particular date shall mean the last reported sale price per share of the Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a securities exchange or included for quotation on any other automated quotations system that may then be in use or, if the Stocks are not quoted by any such organization or system, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Stocks as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Stocks are not listed or admitted to trading on a securities exchange or included for quotation system, any business day.

         (g) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

         (h) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Code section 424(e), or any successor thereto.

         (i) " Stock" shall mean the shares of the Corporation with such rights, duties and preferences as shall be determined by the Administrator and approved by the Corporation's Board of Directors.

         (j) "Subsidiary" and "subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto.

3. Administration.

         (a) Administration of the Plan. The Plan shall be administered by such committee or committees as may be appointed by the Corporation's Board of Directors from time to time (the committee or committees appointed by the Corporation's Board of Directors shall hereinafter referred to as the "Administrator").

         (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

         The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment, engagement or other relationship with the Corporation; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

         The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

         (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

         (e) Indemnification. To the maximum extent permitted by law and by the Corporation's charter and by-laws, the members of the Administrator shall be indemnified by the Corporation in respect of all of its activities under the Plan.

         (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Corporation, and its respective successors in interest.

4. Stocks Available for the Plan; Maximum Awards. Subject to adjustments as provided in Section 7(d), the Stocks that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 15,000,000 shares of the Corporation. The Corporation shall reserve such number of Stocks for Awards under the Plan, subject to adjustments as provided in Section 7(d). If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Stock are surrendered to the Corporation, as the case may be, in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation, as the case may be, in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

5. Participation. Participation in the Plan shall be open to all employees, officers, directors, attorneys and consultants of the Corporation, as may be selected by the Administrator from time to time.

6. Awards. The Administrator, in its sole discretion, may establish the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

         (a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

         (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of an SAR may be made by the delivery of shares of Stock or cash, or any combination of shares of Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR, a grantee is to receive a portion of such payment in Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

         (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A Stock Award may be paid in shares of Stock, in cash, or in a combination of shares of Stock and cash, as determined in the sole discretion of the Administrator.

         (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation's assets. An Award of phantom stock may be settled in shares of Stock, in cash, or in a combination of shares of Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

         (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of shares of Stock or cash, or any combination of shares of Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on one or more of the Corporation's or an Affiliate's or Subsidiary's or Parent's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, of the Corporation or any of its Affiliates or Subsidiaries or Parents, as a whole, over such performance period as the Administrator may designate.

         (f) Other Awards. The Administrator may, in its discretion, grant other awards in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Administrator. Such awards may be denominated in cash, in shares of Stock, in share-equivalent units, in share appreciation units, in securities or debentures convertible into Stock or in a combination of the foregoing and may be paid in cash or in Stock, all as determined by the Administrator. Such awards may be issued alone or in tandem with other awards as described above, may be granted based on or subject to performance measures, and may relate to annual bonus or long-term performance awards.

7. Miscellaneous.

         (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Corporation or its respective Affiliate or Subsidiary or Parent, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Corporation of such tax obligations is made in Stock, such shares of Stock shall be valued at Fair Market Value on the applicable date for such purposes.

         (b) Loans. The Corporation may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

         (c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

         (d) Adjustments; Business Combinations. In the event of changes in the Stock by reason of any stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 of the Plan and to the number, kind and price of shares covered by outstanding Awards, and shall, in its discretion and without the consent of holders of Awards, make any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in Stock or other securities of the Corporation, or of any other entity, or in any other matters which relate to Awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

         Notwithstanding anything in the Plan to the contrary and without the consent of holders of Awards, the Administrator, in its sole discretion, may make any modifications to any Awards, including but not limited to cancellation, forfeiture, surrender or other termination of the Awards in whole or in part regardless of the vested status of the Award, in order to facilitate any business combination that is authorized by the Management Committee to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

         The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any of the Corporation's Affiliates or subsidiaries, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         (e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees or directors or consultants of entities who become or are about to become employees or directors of or consultants to the Corporation or its respective Affiliates, Parent or Subsidiaries as the result of a merger or consolidation of the employing or engaging entity with the Corporation, or its respective Affiliates, Parent or Subsidiaries, or the acquisition by the Corporation, or its respective Affiliates, Parent or Subsidiaries of the assets or stock of the employing or engaging entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

         (f) Termination, Amendment and Modification of the Plan. The Compensation Committee may terminate, amend or modify the Plan or any portion thereof at any time.

         (g) Non-Guarantee of Employment, Engagement or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Corporation or shall interfere in any way with the right of the Corporation to terminate such service at any time with or without cause or notice.

         (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

         (i) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable laws of the State of California.

         (j) Effective Date; Termination Date. The Plan is effective as of May 6, 2005, the date as approved by the Corporation's Board of Directors, subject to the approval of the stockholders of the Corporation within twelve months of such effective date. No Award shall be granted under the Plan after the close of business April 30, 2015. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.



Date Approved by the Board of Directors: May 6, 2005

                            Exhibit 5 & 24.1 - Page 1

                            Exhibit 5 & 24.1 - Page 2